                                   EXHIBIT 11

                              DATA I/O CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE


Earnings per share reported in Form 10-Q for the quarters ended September 28, 1995, and September 29, 1994 are based on the following (In thousands):

                                   Quarters Ended               Nine Months Ended
                               ----------------------        -----------------------
                               Sept. 28,     Sept. 29,       Sept. 28,     Sept. 29,
Primary and fully diluted:       1995          1994            1995           1994
--------------------------    ----------     ---------       ---------     ---------
Weighted Average Shares
Outstanding                      7,613          7,372          7,539          7,334

Dilutive Effect of Stock
Options                            432             50            408             40
                                 -----          -----          -----          -----

Weighted Average Common
and Equivalent Shares
Outstanding                      8,045          7,422          7,947          7,374
                                 -----          -----          -----          -----
                                 -----          -----          -----          -----


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